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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Pioneer Drilling Company:

        We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ Brady, Martz & Associates, P.C.

Minot, North Dakota
March 7, 2005

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM